NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

CONTACT:     Mason N. Carter, Chairman & CEO
             973-575-1300, ext. 1202
             mnc@merrimacind.com
             -------------------

          MERRIMAC REPORTS THIRD QUARTER AND NINE MONTHS 2004 RESULTS;
                       FOURTH CONSECUTIVE QUARTERLY PROFIT

WEST CALDWELL, N.J. NOVEMBER 16, 2004: Merrimac Industries, Inc. (AMEX: MRM), a
leader in the design and manufacture of RF Microwave components, assemblies and micro-multifunction modules (MMFM(R)), today announced results for the third quarter and first nine months of 2004.

Sales for the third quarter of 2004 were $7,620,000, an increase of 19.9 percent compared to third quarter of 2003 sales of $6,357,000. Operating income in the third quarter of 2004 was $384,000 compared to an operating loss of $(431,000)
in the third quarter of 2003. Net income for the third quarter of 2004 was
$315,000 or $.10 per diluted share compared to a net loss of $(484,000) or
$(.16) per share for the third quarter of 2003.

For the first nine months of 2004 sales of $23,164,000 increased 18.9 percent compared to sales of $19,481,000 for the first nine months of 2003. Operating income for the first nine months of 2004 was $1,165,000 compared to an operating loss for the first nine months of 2003 of $(1,437,000). Net income for the first nine months of 2004 was $990,000 or $.31 per diluted share compared to a net loss for the first nine months of 2003 of $(1,415,000) or $(.45) per share.

Sales for the third quarter and first nine months of 2004 increased due to an improvement in orders received during the first quarter and a higher beginning backlog going into fiscal year 2004. Nine month operating results of 2003 were impacted by expenses associated with bank modification agreements entered into during the second quarter and additional professional fee expenses incurred totaling approximately $300,000.

Orders of $7,768,000 were received during the third quarter of 2004, an increase of $1,378,000 or 21.6 percent compared to $6,390,000 in orders received during the third quarter of 2003. Orders of $23,290,000 were received for the first nine months of 2004, an increase of $1,671,000 or 7.7 percent compared to
$21,619,000 in orders received for the first nine months of 2003. Backlog increased by $126,000 to $12,521,000 at the end of third quarter 2004 compared to $12,395,000 at year-end 2003.

Chairman and CEO Mason N. Carter commented, "Achieving the record nine months sales of $23.2 million and consecutive quarterly profits is a significant accomplishment, particularly when combined with the following financial results reflecting consistent performance:

     o   Quarterly gross profit over 40 percent for the fourth consecutive quarter.

     o   Cash exceeds the total of current and long-term debt.

     o   Record trailing 12 months sales of $31 million.

     o   Trailing 12 months earnings of $1,490,000.

Mr. Carter added, "In October, we received an important patent for Multi-Mix(R)
PICO technology. This revolutionary breakthrough in microwave solutions provides huge reductions in size, weight and cost. Multi-Mix(R) PICO products provide many types of microwave solutions including a substantial value contribution for
WiMAX applications where higher frequency, size, weight and cost are important requirements. This patent further supports our Multi-Mix(R) strategy and intellectual property ranging from single function components through highly integrated Micro-Multifunction (MMFM(R)) Modules."

Investors are invited to participate in the financial results conference call on
Tuesday November 16, 2004 at 4:15 p.m. (Eastern) by dialing 1-800-319-9003 (for
International callers: 1-719-457-2619) ten minutes prior to the scheduled start time, and reference the Merrimac Industries third quarter 2004 conference call.
For those unable to participate, a replay will be available for seven days by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, passcode number 756500.

This conference call will also be broadcast live over the Internet by logging on to the web at this address:

     http://phx.corporate-ir.net/playerlink.zhtml?c=73209&s=wm&e=968228

If you are unable to participate during the live webcast, a link to the archived webcast will be listed on the Merrimac Industries, Inc. website
http://www.merrimacind.com.

ABOUT MERRIMAC

Celebrating its 50th anniversary, Merrimac Industries, Inc. is a leader in the design and manufacture of Multi-Mix PICO(TM) RF Microwave components, assemblies and micro-multifunction modules (MMFM), serving the wireless telecommunications industry

worldwide with enabling technologies for space, defense and commercial applications. Merrimac is focused on providing Total Integrated Packaging
Solutions(R) with Multi-Mix(R) Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration. The
Multi-Mix(R) process for microwave, multilayer integrated MMFM circuitry is a patented method developed by Merrimac Industries based on fluoropolymer composite substrates. The fusion bonding of multilayer structures provides a homogeneous dielectric medium for superior electrical performance at microwave frequencies. The bonded layers may incorporate embedded semiconductor devices,
MMICs, etched resistors, passive circuit elements and plated-through via holes to form a three-dimensional subsystem enclosure that requires no further packaging. Merrimac Industries facilities are registered under ISO 9000, an internationally developed set of quality criteria for manufacturing operations.

Merrimac Industries, Inc. and its subsidiary Filtran Microcircuits Inc., are located in West Caldwell, NJ, San Jose, Costa Rica, and Ottawa, Ontario, Canada,
and have approximately 240 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high-frequency microstrip, bonded stripline and thick metal-backed Teflon (PTFE) micro-circuitry and subsystems providing Total Integrated Packaging Solutions(R) for wireless applications.
Merrimac (MRM) is listed on the American Stock Exchange. Multi-Mix(R), Multi-Mix
PICO(TM), MMFM(R) and Total Integrated Packaging Solutions(R) are trademarks of
Merrimac Industries, Inc. For more information about Merrimac Industries, Inc.
and Filtran Microcircuits Inc., please visit http://www.merrimacind.com and
http://www.filtranmicro.com.

This press release contains statements relating to future results of the Company
(including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.
Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks associated with demand for and market acceptance of existing and newly developed products as to which the Company has made significant investments, particularly its Multi-Mix(R) products; general economic and industry conditions; slower than anticipated penetration into the satellite communications, defense and wireless markets; the risk that the benefits expected from the acquisition of Filtran Microcircuits Inc. are not realized;
the ability to protect proprietary information and technology; competitive products and pricing pressures; risks relating to governmental regulatory actions in communications and defense programs; and inventory risks due to technological innovation and product obsolescence, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                            MERRIMAC INDUSTRIES, INC.
                SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                Quarter Ended
                                                                                -------------
                                                                      October 2, 2004 September 27, 2003
                                                                     ------------------------------------

Net sales                                                                   $7,620,000        $6,357,000
Gross profit                                                                 3,162,000         2,201,000
Selling, general and administrative expenses                                 2,419,000         2,262,000
Research and development                                                       359,000           316,000
Restructuring charge                                                                 -            54,000
Operating income (loss)                                                        384,000         (431,000)
Interest and other expense,  net                                                54,000            52,000
Gain on disposition of assets                                                        -          (33,000)
Income (loss) before income taxes                                              330,000         (450,000)
Provision (benefit) for income taxes                                            15,000            34,000
Net income (loss)                                                              315,000         (484,000)

Basic and diluted net income (loss) per common share                              $.10            $(.16)

Weighted average number of shares outstanding - basic                        3,131,000         3,121,000
Weighted average number of shares outstanding - diluted                      3,155,000         3,121,000

                                                                              Nine Months Ended
                                                                              -----------------
                                                                      October 2, 2004 September 27, 2003
                                                                     ------------------------------------

Net sales                                                                  $23,164,000       $19,481,000
Gross profit                                                                 9,818,000         7,207,000
Selling, general and administrative expenses                                 7,327,000         7,176,000
Research and development                                                     1,326,000         1,340,000
Restructuring charges                                                                -           128,000
Operating income (loss)                                                      1,165,000       (1,437,000)
Interest and other expense, net                                                205,000           165,000
Gain on disposition of assets                                                        -         (104,000)
Income (loss) before income taxes                                              960,000       (1,498,000)
Benefit for income taxes                                                      (30,000)          (83,000)
Net income (loss)                                                              990,000       (1,415,000)

Basic net income (loss) per common share                                          $.32            $(.45)
Diluted net income (loss) per share                                               $.31            $.(45)

Weighted average number of shares outstanding - basic                        3,125,000         3,120,000
Weighted average number of shares outstanding - diluted                      3,151,000         3,120,000

                                               MERRIMAC INDUSTRIES, INC.
                                        CONDENSED CONSOLIDATED BALANCE SHEETS

                                                           October 2, 2004        January 3, 2004
                                                               (Unaudited)
                                                --------------------------  ---------------------

ASSETS
Current assets:
   Cash and cash equivalents                                   $2,899,000             $   453,000
   Income tax refunds receivable                                   93,000                 136,000
   Accounts receivable, net                                     5,616,000               6,299,000
   Inventories                                                  2,871,000               3,188,000
   Other current assets                                           816,000                 482,000
   Deferred tax assets                                            936,000                 611,000
                                                --------------------------  ---------------------
   Total current assets                                        13,231,000              11,169,000
Property, plant and
   equipment, net                                              15,663,000              17,222,000
Restricted cash                                                 1,500,000               1,500,000
Other assets                                                      788,000                 854,000
Deferred tax assets                                                     -                 221,000
Goodwill, net                                                   3,199,000               3,123,000
                                                -------------------------   ---------------------
Total Assets                                                  $34,381,000             $34,089,000
                                                =========================   =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Current portion of long-term debt                          $   869,000             $   954,000
   Other current liabilities                                    3,671,000               3,341,000
                                                --------------------------  ---------------------
   Total current liabilities                                    4,540,000               4,295,000
   Long-term debt, net of current portion                       3,021,000               4,208,000
   Deferred compensation                                           63,000                  89,000
   Deferred liabilities                                            37,000                  48,000
   Deferred tax liabilities                                       630,000                 611,000
                                                --------------------------  ---------------------
   Total liabilities                                            8,291,000               9,251,000
Stockholders' equity                                           26,090,000              24,838,000
Total Liabilities and                           -------------------------   ---------------------
    Stockholders' Equity                                      $34,381,000             $34,089,000
                                                =========================   =====================